COMMODITY ACCOUNT CONTROL AGREEMENT

This Commodity Account Control Agreement (this “Agreement”), dated as of _______________________, is entered into by and among HERON LAKE BIOENERGY, LLC, a Minnesota limited liability company (the “Debtor”), COBANK, ACB, a federally-chartered instrumentality of the United States (“CoBank”), in its capacity as administrative agent for and on behalf of itself and other lenders (the “Secured Party”), and ADM INVESTOR SERVICES, INC. (together with its successors and assigns, the “Commodity Intermediary”).

WHEREAS, the Debtor currently has certain accounts, and in the future may have additional or replacement accounts opened with the Commodity Intermediary (each and every account maintained by the Debtor with the Commodity Intermediary, whether now existing or hereafter created or established, together with any replacement accounts and/or subaccounts thereof, shall be collectively referred to as the “Accounts”), for trading in commodity futures contracts and options on commodity futures contracts as contemplated in, and pursuant to the terms and conditions of, the Debtor’s customer agreement (or agreements) with the Commodity Intermediary entered into from time to time (each, a “Customer Agreement”); and

WHEREAS, the Debtor has entered into certain loan and security documents with, or for the benefit of, the Secured Party, as borrower, guarantor or accommodation party, as the case may be, and pursuant thereto has, or may in the future have, certain financial obligations to the Secured Party (the “Loan Documents”);

NOW, THEREFORE, in consideration of the agreements set forth herein and in the Loan Documents and in order to induce the Secured Party (and any lender for whom the Secured Party acts as agent, if any) to make loans and extend other credit and financial accommodations to the Debtor or to an affiliate of the Debtor, and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto hereby agree as follows:

1.Definitions.  Terms used and not otherwise defined herein shall have the meanings given them in the Uniform Commercial Code as in effect from time to time in the state of Colorado (the “UCC”).

2.Secured Party Lien.  To secure payment and performance of all present and future indebtedness, obligations and liabilities of every nature of the Debtor arising out of or in connection with the Loan Documents and the other documents, agreements and instruments executed from time to time in connection therewith, the Debtor has granted to the Secured Party, for the benefit of the Secured Party, a continuing lien and security interest (the “Secured Party Lien”) in all right, title and interest of the Debtor in and to the Accounts, all assets therein and all proceeds thereof, including without limitation all commodity futures contracts and options on commodity future contracts, commodity options and other commodity contracts, interests and positions that the Commodity Intermediary transacts for the benefit of the Debtor (collectively, the “Commodity Contracts”), together with all security entitlements, securities, investment property, securities accounts, commodity accounts, financial assets, instruments, general intangibles and other assets credited to an Account, warehouse receipts resulting from delivery

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Form agreed upon by CoBank and ADM Investor Services, Inc on October 26, 2001

under a Commodity Contract and any cash, U.S. Treasuries and other monies and funds that may accumulate in or become withdrawable from or payable out of, an Account, including any balance that may remain to the credit of an Account upon the closing thereof, and all rights with respect to any claim or cause of action affecting or relating to any of the foregoing and all proceeds thereof (collectively, whether now existing or hereafter arising, the “Account Collateral”).  To the extent not inconsistent with the U.S. Commodity Exchange Act, all property (other than Commodity Contracts) credited to or otherwise held in any Account is intended to be a “financial asset” for purposes of the UCC.

3.Limitation and Subordination of Commodity Intermediary Lien.  The Commodity Intermediary hereby acknowledges and agrees that any lien, pledge, security interest, mortgage, deed of trust or other charge or encumbrance of any kind whatsoever granted by the Debtor to the Commodity Intermediary (herein, a “Commodity Intermediary Lien”) or right of setoff that the Commodity Intermediary may have in, on or against assets or property of the Debtor, whether now existing or hereafter arising, (a) shall in no event extend to or cover any assets or property of the Debtor other than Account Collateral, and (b) shall be subject and subordinate to the Secured Party Lien in and to all Account Collateral and all other assets and property of the Debtor; provided,  however, that any such right of setoff or Commodity Intermediary Lien shall not be subject to and shall be superior to the Secured Party Lien to the extent such Commodity Intermediary Lien secures or provides for payment of fees, commissions, margin, payment and settlement obligations, deficits or losses or any other amounts owed by Debtor to the Commodity Intermediary and incurred in connection with an Account that are due and owing from the Debtor to the Commodity Intermediary pursuant to a Customer Agreement (herein, the “Customer Obligations”).  In no event shall Commodity Intermediary loan or advance any funds or extend other credit accommodations to the Debtor with respect to an Account of Debtor (each, a “Commodity Intermediary Loan”), and Commodity Intermediary hereby agrees that in the event Commodity Intermediary does make a Commodity Intermediary Loan, any such amounts loaned, advanced or extended to Debtor shall be subject and subordinate to the Secured Party Lien in and to all Account Collateral and all other assets and property of the Debtor.

4.Access to Accounts and other Account Collateral.  Until the Commodity Intermediary receives a Notice of Sole Control from the Secured Party substantially in the form of Exhibit A hereto (a “Notice of Sole Control”) (subject to Section 8(c) below), subject to the terms of this Agreement, the Debtor shall be entitled to take any action permissible under the Customer Agreements between the Commodity Intermediary and the Debtor.  Upon the Commodity Intermediary’s receipt of a Notice of Sole Control from the Secured Party, (a) the Commodity Intermediary will honor all instructions from the Secured Party in respect of the Account Collateral and will apply any value distributed or available on account of the Account Collateral as directed by the Secured Party (net of any Customer Obligations then due and owing to the Commodity Intermediary with respect to the Accounts), without further consent by the Debtor, and (b) the Secured Party and no other person (including the Debtor or any affiliate thereof), shall be entitled to direct the Commodity Intermediary with respect to any and all transactions relating to any Account Collateral, including without limitation the establishment, maintenance or liquidation of Commodity Contracts and the payment of funds in any or all of the Accounts.  If, upon delivery of a Notice of Sole Control by the Secured Party, the Secured Party

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directs the Commodity Intermediary to liquidate all Commodity Contracts and other commodity positions in the Accounts and to pay and deliver to the Secured Party all funds and other monies in the Accounts and the other Account Collateral (net of any Customer Obligations then due and owing to the Commodity Intermediary with respect to such Accounts), the Secured Party shall have no liability or responsibility whatsoever to the Commodity Intermediary as a result of any past activity in the Accounts.  Notwithstanding anything to the contrary within this Agreement, the Commodity Intermediary shall have the right to exercise its commercially reasonable discretion in complying with any order to liquidate an Account upon receipt by the Commodity Intermediary of a Notice of Sole Control.  Any liquidation, sale, purchase and/or cancellation may be made at the Commodity Intermediary’s discretion on any exchange or other market or through any clearing organization where such business is transacted, at public auction or private sale, without prior tender, demand or call upon the Debtor or the Secured Party, and without liability to Debtor or the Secured Party, provided that any such private sale must be conducted in a commercially reasonable manner, under market conditions existing at the time of such sale.  If the Secured Party directs the Commodity Intermediary to liquidate the Accounts, upon completion of such liquidation and the payment of any remaining funds or other monies in the Accounts to the Secured Party, the Accounts will be closed and no additional funding or trading activity will occur in them.

If, however, upon delivery of a Notice of Sole Control by the Secured Party, the Secured Party directs the Commodity Intermediary to establish or maintain Commodity Contracts in, or to take other action with respect to, the Accounts (other than the liquidation of Commodity Contracts therein and payment and delivery of funds and other monies therein to the Secured Party), the Secured Party shall assume full and complete responsibility for the activity in the Accounts occurring subsequent to the delivery of a Notice of Sole Control by the Secured Party, same as if the Secured Party were the Debtor and the Secured Party shall thereafter be bound by and comply with all terms and conditions of the Customer Agreements for the Accounts, including the margin or collateral obligations of the Debtor with respect to the Accounts, and Secured Party shall thereafter be fully liable to the Commodity Intermediary for any losses incurred in the Accounts following delivery of a Notice of Sole Control by the Secured Party, including any resultant debit balances that may occur in the Accounts, and Secured Party shall remit payment to Commodity Intermediary for all obligations to Commodity Intermediary with respect to the Accounts that Debtor fails to pay which arose subsequent to the delivery of a Notice of Sole Control by Secured Party; provided however, that the Debtor shall be liable to the Secured Party for any amounts so advanced and all such amounts shall constitute indebtedness due and owing from the Debtor to the Lender Parties pursuant to the Loan Documents and shall bear interest at the highest rate provided therein for obligations in default.  Neither the Commodity Intermediary’s receipt of any Notice of Sole Control nor the Commodity Intermediary’s acceptance of direction from the Secured Party will in any way affect the liability of the Debtor for Customer Obligations or any other obligations of the Debtor to the Commodity Intermediary.

5.Authorization by Debtor.  The Debtor hereby irrevocably authorizes and directs the Commodity Intermediary to comply with each Notice of Sole Control with respect to any or all of the Account Collateral and any and all instructions and notifications, whether written or oral, communicated to the Commodity Intermediary by the Secured Party, in each case without any further notice to, or consent by, the Debtor or any other person.  The Debtor hereby

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irrevocably agrees that the Debtor will not, and will not attempt to, execute, instruct or direct any payment, withdrawal, transfer, liquidation, redemption, entitlement order or other action with respect to any Account Collateral after the Secured Party has given a Notice of Sole Control to the Commodity Intermediary.  The Commodity Intermediary shall have no duty to inquire or determine whether the Secured Party is entitled, under the Loan Documents or otherwise, to send a Notice of Sole Control, and may conclusively presume (without any inquiry) that the person delivering the same is authorized to do so.  Without limiting the foregoing, the Debtor agrees that the Commodity Intermediary shall be entitled to comply with the instructions and demands of the Secured Party following receipt of a Notice of Sole Control, including any such instructions that are contrary to instructions or demands given by the Debtor to the Commodity Intermediary.

6.Limitation on Futures Contracts and Other Assets in Accounts.  The Debtor hereby acknowledges, covenants and agrees that notwithstanding anything in a Customer Agreement to the contrary, without the Secured Party’s prior written consent, (a) the Debtor shall not place for the Debtor’s Account any trades or other transactions in respect of Commodity Contracts other than exchange traded commodity futures contracts and exchange traded options on commodity futures contracts (each, a “Permitted Commodity Contract”), and (b) the Debtor shall neither request, cause or permit to be credited to any Account any asset other than a Permitted Commodity Contract, warehouse receipts resulting from delivery under a Permitted Commodity Contract, cash and U.S. Treasury bills.

7.Indemnity and Expense Reimbursement.

(a)The Debtor agrees that the Commodity Intermediary and the Secured Party shall have no liability to the Debtor for any loss or damage that the Debtor may claim to have suffered or incurred, either directly or indirectly, by reason of this Agreement or any actions taken or not taken by the Commodity Intermediary or the Secured Party pursuant to the terms of this Agreement, unless the same is determined by a final non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Commodity Intermediary or the Secured Party, respectively.

(b)The Debtor agrees to indemnify the Secured Party and the Commodity Intermediary from and against any and all claims, losses and liabilities arising out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities determined by a final non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Secured Party or the Commodity Intermediary, as the case may be.

(c)The Debtor will upon demand pay to the Secured Party and the Commodity Intermediary, as the case may be, the amount of any and all reasonable fees and expenses, including the reasonable fees and disbursements of legal counsel and of any experts and agents, which the Secured Party or the Commodity Intermediary, as the case may be, may incur in connection with (i) the administration of this Agreement, (ii) the exercise or enforcement of any of the rights of the Secured Party or the Commodity Intermediary hereunder or (iii) the failure by the Debtor to perform or observe any of the provisions hereof.

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Form agreed upon by CoBank and ADM Investor Services, Inc on October 26, 2001

8.Secured Party Actions.

(a)The Debtor hereby irrevocably appoints the Secured Party as the Debtor’s attorney-in-fact, with full authority in the place and stead of the Debtor and in the name of the Debtor or otherwise, from time to time in the Secured Party’s discretion after the delivery to the Commodity Intermediary of a Notice of Sole Control, to execute any instrument which the Secured Party may deem necessary to accomplish the purposes of this Agreement, including, without limitation, to (i) ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipt for moneys due and to become due under or in respect of any of the Account Collateral, (ii) receive, endorse, and collect any drafts or other instruments, documents and chattel paper, (iii) file any claims or take any action or institute any proceedings which the Secured Party may deem necessary or desirable to enforce the rights of the Secured Party with respect to any of the Account Collateral, and (iv) perform the affirmative obligations of the Debtor hereunder.  The Debtor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

(b)The powers conferred to the Secured Party hereunder are solely to protect its interest in the Account Collateral and shall not impose any duty on it to exercise any such powers.  Except for reasonable care of any Account Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Account Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Account Collateral.

(c)Secured Party agrees that it will not deliver a Notice of Sole Control to Commodity Intermediary unless an Event of Default (as defined in the Loan Documents) has occurred and is continuing.

9.Effect of Payment.  Any sums paid by the Commodity Intermediary to the Secured Party from the Account Collateral under this Agreement shall satisfy any and all obligations of the Commodity Intermediary to the Debtor under the applicable Customer Agreement with respect thereto as fully and as completely as if such sums had been paid to the Debtor in person and receipted for by the Debtor.

10.Statements; Customer Agreements.  The Secured Party is hereby authorized and entitled to receive from the Commodity Intermediary, and the Commodity Intermediary is authorized to deliver and agrees to deliver to the Secured Party, upon the Secured Party’s request, copies of confirmations with respect to all Commodity Contracts executed for the account of the Debtor and copies of monthly position and ledger accounts of the Debtor pertaining to the Accounts.  In the event of a conflict between this Agreement and any Customer Agreement, the terms of this Agreement will prevail.

11.Termination.  This Agreement shall remain in full force and effect until canceled in writing by the Secured Party; provided that any cancellation of this Agreement shall be without effect as to the Commodity Intermediary until the Commodity Intermediary is notified in writing of such cancellation by the Secured Party.

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Form agreed upon by CoBank and ADM Investor Services, Inc on October 26, 2001

12.Representations, Warranties and Agreements of Debtor.  The Debtor hereby represents, warrants and agrees that (a) the Debtor has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and that such execution, delivery and performance shall not constitute or cause a breach of or default under its organizational documents or any material contract to which it is bound, (b) this Agreement is legally valid and binding on the Debtor, enforceable against it in accordance with its terms, except as limited by bankruptcy or other comparable laws affecting creditors’ rights generally, and except as limited by the availability of equitable remedies, (c) no portion of the Account Collateral is subject to any claim, security interest or other lien and has not heretofore been alienated or assigned, other than to or in favor of the Secured Party or the Commodity Intermediary, and (d) the Debtor has not entered into, and until the termination of this Agreement will not enter into, any arrangements granting or purporting to grant control over, or granting or purporting to grant any other rights or interests to any person in or to any Account Collateral except the Commodity Intermediary and the Secured Party.

13.Representations, Warranties and Agreements of Commodity Intermediary.  The Commodity Intermediary hereby represents, warrants and agrees that (a) all profits, proceeds, cash and other property derived or in any way attained by the Commodity Intermediary for or on behalf of the Debtor will be promptly credited to the applicable Account, (b) regardless of any provision in any other agreement, for purposes of the UCC, Illinois shall be the Commodity Intermediary’s jurisdiction (as defined in Section 8-110 of the UCC) and the Accounts, as well as all the other Account Collateral, shall be governed by the laws of the State of Illinois, (c) the Commodity Intermediary has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and that such execution, delivery and performance shall not constitute or cause a breach of or default under its organizational documents or any material contract to which it is bound, (d) this Agreement is legally valid and binding on the Commodity Intermediary, enforceable against it in accordance with its terms, except as limited by bankruptcy or other comparable laws affecting creditors’ rights generally, and except as limited by the availability of equitable remedies, (e) the Commodity Intermediary has no knowledge of any claim to, security interest in or other lien upon any of the Account Collateral, except the Secured Party Lien and the Commodity Intermediary Lien, and (f) the Commodity Intermediary has not entered into, and until the termination of this Agreement will not enter into, any arrangements granting or purporting to grant control over, or granting or purporting to grant any other rights or interests to any person except the Debtor or the Secured Party in or to any Account Collateral without the specific consent of the Debtor and Secured Party, and the Commodity Intermediary will notify the Secured Party if any other person asserts any right or interest in or claim against the Account Collateral.

14.Governing Law; Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the law of the State of Illinois (other than its conflicts of laws rules).  The parties hereby irrevocably agree that any dispute arising under or in any way relating to this Agreement shall be litigated solely and exclusively in a state or federal court sitting in Chicago, Illinois and in no other.  EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR

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COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER.

15.Notices.  All notices, requests, demands and other communications provided for hereunder shall be in writing (including facsimile transmission or email) and shall be sent to the applicable party at its address, email address or facsimile number set forth below, or as to each party, at such other address, email address or facsimile number as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section.  All such notices, requests, demands and other communications shall be effective (a) when received, if sent by facsimile, email, hand delivery or overnight courier, or (b) three business days after the date when sent by registered or certified mail, postage prepaid.

Debtor:Heron Lake BioEnergy, LLC

91246 390th Avenue

Heron Lake, MN 56137-0077

Attention:CFO

Facsimile:(507) 793-0078

Email:

Secured Party:CoBank, ACB

6340 South Fiddlers Green Circle

Greenwood Village, CO 80111

Attention:Collateral

Facsimile:(303) 740-4002

Commodity Intermediary:ADM Investor Services, Inc.

141 West Jackson Boulevard, Suite 1600-A

Chicago, IL 60604

Attention:  Greg Hostetler

Facsimile:

Email:

16.Miscellaneous.  This Agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors and assigns.  This Agreement comprises the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to such subject matter, superseding all prior oral or written understandings.  Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.  This Agreement may be executed in any number of counterparts, including by facsimile, email or other electronic transmission, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of this Agreement, taken together, shall constitute but one and the same instrument.

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Form agreed upon by CoBank and ADM Investor Services, Inc on October 26, 2001

Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, and vice versa.

Signature Page Follows

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Form agreed upon by CoBank and ADM Investor Services, Inc on October 26, 2001

IN WITNESS WHEREOF, the Commodity Intermediary, the Debtor and the Secured Party have executed this Agreement by their respective officers who are duly authorized as of the date set forth above.

ADM INVESTOR SERVICES, INC.,

as Commodity Intermediary

By:    /s/ Greg Hostetler

Name:  Greg Hostetler

Title:  CCO

COBANK, ACB,

as Secured Party

By:    /s/ Tom B. Houser

Name:  Tom B. Houser

Title:  Vice President

HERON LAKE BIOENERGY, LLC,

as Debtor

By:    /s/ Stacie Schuler

Name:  Stacie Schuler

Title:  CFO

Signature Page to Commodity Account Control Agreement

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Form agreed upon by CoBank and ADM Investor Services, Inc on October 26, 2001

Exhibit A

FORM OF NOTICE OF SOLE CONTROL

[Secured Party’s Letterhead]

[Date]

VIA []:

ADM Investor Services, Inc.

141 West Jackson Boulevard, Suite 1600-A

Chicago, IL 60604

Re:Notice of Sole Control

Pursuant to the Commodity Account Control Agreement dated as of ____________, 20__ (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) among HERON LAKE BIOENERGY, LLC (the “Debtor”), COBANK, ACB, a federally-chartered instrumentality of the United States (“CoBank”), in its capacity as administrative agent for and on behalf of itself and other lenders (the “Secured Party”), and ADM INVESTOR SERVICES, INC. (the “Commodity Intermediary”), the Secured Party gives notice of its sole control over all account(s) of the Debtor with the Commodity Intermediary (the “Accounts”).  Pursuant to Sections 4 and 5 of the Agreement, the undersigned shall have the sole and exclusive authority to direct the Commodity Intermediary with respect to any and all transactions in or with respect to the Accounts, and the Debtor shall have no right to issue instructions or entitlement orders or give any direction whatsoever with respect thereto.

Capitalized terms used and not otherwise defined herein shall have the meanings given them in the Agreement.

Please check one:

❑ The Secured Party hereby directs the Commodity Intermediary to liquidate all Commodity Contracts and other positions in the Accounts, and to pay and deliver all proceeds thereof and all other funds and other monies in such Accounts and the other Account Collateral to the Secured Party, net of any Customer Obligations then due and owing to the Commodity Intermediary, at the following wire instructions: ______________________________________.

❑ The Secured Party hereby directs the Commodity Intermediary to take the following actions with respect to the following Accounts and Account Collateral: ____________ _____________________________________________________________________________.

Signature Page Follows

A- 1

Regards,

CoBANK, ACB, as Secured Party

By:

Name:

Title:

cc:Heron Lake BioEnergy, LLC

A- 2